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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 5, 2005

Commission File Number 33-4682

Capital Builders Development Properties II,

A California Limited Partnership

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

77-0111643

(IRS Employer Identification No.)

1130 Iron Point Road, Suite 170, Folsom, California 95630

(Address of principal executive offices) Zip Code

Registrant's Telephone Number, Including Area Code (916) 353-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

As Capital Builders Development Properties II (the "Partnership") reported in its Quarterly Report on Form 10-Q filed on May 16, 2005, all buildings owned by the Partnership have been sold with the exception of three buildings located in the Highlands 80 Commerce Center ("H80"). On July 5, 2005, the Partnership entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (the "Purchase Agreement") with Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder, and Ted Hart (collectively, the "Buyers"), pursuant to which the Partnership will sell these three remaining H80 buildings, located at 4600, 4612, and 4616 Roseville Road, North Highlands, California, to the Buyers. The purchase price for the buildings is $9,000,000.

Pursuant to the Purchase Agreement, the Buyers have placed deposits totaling $200,000 into escrow (the "Escrow Deposit"). The Purchase Agreement provides that the Escrow Deposit becomes non-refundable to the Buyers' upon their receipt of a loan commitment for the purchase of the buildings, which commitment must be secured by August 19, 2005. On August 11, 2005, the Partnership and the Buyers entered into an amendment to the Purchase Agreement that extends the loan commitment date for thirty days, until September 18, 2005, in exchange for $50,000 of the Escrow Deposit becoming immediately non-refundable to the Buyers. The amendment further provides that the loan commitment date may be extended for an additional fifteen days, until October 3, 2005, in exchange for an additional $25,000 of the Escrow Deposit becoming nonrefundable to the Buyers. Assuming the Buyers obtain the loan commitment, the closing of the sale is anticipated to occur on or before November 2, 2005.

There is no material relationship between the Buyers and the Partnership, its Managing General Partner or any of its affiliates, any directors or officers, or any associate of any director or officer.

Management will utilize the cash proceeds from the sale to pay existing Partnership obligations and then begin distributions to the Limited Partners of available distributable cash.

Item 9.01 Exhibits

    Exhibits

Exhibit 10.1 Agreement of Purchase and Sale and Joint Escrow Instructions by and among Capital Builders Development Properties II (the "Partnership") and Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder and Ted Hart (collectively, the "Buyers"), dated for reference purposes as of June 29, 2005 and effective as of July 5, 2005.

Exhibit 10.2 First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions by and among Capital Builders Development Properties II (the "Partnership") and Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder and Ted Hart (collectively, the "Buyers"), dated and effective August 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II,

a California Limited Partnership

By Capital Builders, Inc.

Its Corporate General Partner

By /s/ Michael J. Metzger

Michael J. Metzger

President

Date: August 12, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1

Agreement of Purchase and Sale and Joint Escrow Instructions by and among Capital Builders Development Properties II (the "Partnership") and Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder and Ted Hart (collectively, the "Buyers"), dated for reference purposes as of June 29, 2005 and effective as of July 5, 2005.

10.2

First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions by and among Capital Builders Development Properties II (the "Partnership") and Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder and Ted Hart (collectively, the "Buyers"), dated and effective August 11, 2005.